UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2011

Investors Capital Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-43664 (Commission File Number)	04-3284631 (IRS Employer Identification No.)

230 Broadway East

Lynnfield, MA  01940

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (800) 949-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]  (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]  (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]  (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[]  (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On May 23, 2011 the Registrant issued a news release, a copy of which is set forth in Exhibit 2.02 hereto, announcing financial results for the Registrant for the fiscal year ended March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                            Investors Capital Holdings, Ltd.

                                                                            By /s/ Timothy B. Murphy

                                                                                  Timothy B. Murphy, Chief Executive Officer

Date:  May 26, 2011

Exhibit 2.02

 FOR IMMEDIATE RELEASE

Contact:

Robert Foney, Chief Marketing Officer

781.477.4814

rfoney@investorscapital.com

www.investorscapital.com

Investors Capital Holdings Annual Revenue Climbs 7.7%

Avg. revenue per advisor increases 17.2% to over $161k; advisory revenue grows 17%

Lynnfield, Mass. (May 23, 2011) – Investors Capital Holdings, Ltd. (NYSE Amex: ICH, “the Company”), a financial services holding company, posted total revenue of $85.25 million for the fiscal year ended March 31, 2011 (“the year”). This represents a 7.7% increase over total revenue of $79.19 million for the fiscal year ended March 31, 2010 (“prior period”). For the year, the Company posted a net loss of $0.91 million, compared to net income of $0.32 million for the prior period. Investors Capital Holdings operates primarily through its wholly-owned subsidiary, Investors Capital Corporation (“ICC”), a dually registered broker-dealer and investment advisory firm.

Total revenue increased due primarily to market growth and increased activity of ICC advisors. Commission revenue, which accounts for 80.0% of total revenue, increased 6.4% to $68.11 million. Advisory fees, which make up 17.6% of total revenue, grew 17.0% to $14.98 million. The rise in advisory fees predominantly reflects increases in the value of underlying advisory program assets as investor sentiment becomes more favorable and the securities market continues to recover from the recent debt crisis.

“This year has been challenging in many regards,” said Investors Capital Holdings, Ltd. President and CEO Timothy B. Murphy. “But I believe we are in a good position for growth. Our revenues are growing; our net capital is strong; our recruiting pipeline is full; and our recruiters are busy with advisors inquiring about joining Investors Capital. I am excited for what the new year will bring.”

At fiscal-year end, the firm had net capital of $2.84 million (an excess of $2.59 million) compared to net capital of approximately $3.39 million (an excess of $2.91 million) as of the prior period. ICC is subject to the SEC Uniform Net Capital Rule (Rule 15c3-1) which requires our broker-dealer subsidiary to maintain minimum net capital.  As of March 31, 2011, ICC computes net capital requirements under the alternative method, which requires firms to maintain minimum net capital, as defined, equal to the greater of $250,000 or 2% of aggregate debit balances.

Investors Capital continues to benefit from improving the overall quality of its representatives, a key component of the Company’s strategy for achieving growth in revenues and net income. The firm seeks to continually improve the quality of its representatives by helping them expand their skills and practices, recruiting established, high-quality representatives, and terminating lower-quality advisors. The firm’s average revenue per representative, based on a rolling 12-month period, rose again at fiscal-year end to $161,642, an increase of 17.2% over $137,961 for the prior rolling 12-month period.

Results of operations were largely impacted by litigation and regulatory actions that have accompanied a more demanding industry regulatory environment. Adjusted EBITDA was negative $0.23 million for the year compared to $1.48 million for the prior period. Adjusted EBITDA, a non-GAAP financial measure described below, is a key metric utilized by the firm in evaluating its financial performance.

About Investors Capital Holdings, Ltd.:
Investors Capital Holdings, Ltd. (NYSE Amex: ICH) of Lynnfield, Massachusetts is a financial services holding company that operates primarily through its broker/dealer and investment advisor subsidiary, Investors Capital Corporation. Our mission is to provide  5-star service and support to our valued registered representatives, including advisory programs, strategic practice management and marketing services, and technology, to help them grow their businesses and exceed their clients’ expectations. Business units include Investors Capital Corporation, ICC Insurance Agency, Inc., and Investors Capital Holdings Securities Corporation. For more information, please call (800) 949-1422 x4814 or visit www.investorscapital.com.

Certain statements contained in this press release that are not historical fact may be deemed to be forward-looking statements under federal securities laws. There are many factors that could cause our future actual results to differ materially from those suggested by or forecast in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, interest rate fluctuations, regulatory changes affecting the financial services industry, competitive factors effecting demand for our services, availability of funding, and other risks including those identified in the Company’s Securities and Exchange Commission filings.

Investors Capital Holdings, Ltd., 230 Broadway, Lynnfield, Massachusetts 01940, Distributor.

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INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	March 31, 2011	March 31, 2010
Assets
Current Assets
Cash and cash equivalents	$ 4,587,195	$ 5,812,865
Deposit with clearing organization, restricted	175,000	175,000
Accounts receivable	6,798,638	6,042,188
Note receivable (current)	108,169	140,598
Loans receivable from registered representatives (current), net of allowance	721,664	769,263
Prepaid income taxes	157,880	559,007
Securities owned at fair value	17,384	57,933
Investment	50,000	50,000
Prepaid expenses	1,073,969	957,674
	13,689,899	14,564,528

Property and equipment, net	597,735	774,182

Long Term Investments
Loans receivable from registered representatives	616,583	292,884
Note receivable	495,000	595,000
Investments	214,555	184,319
Non-qualified deferred compensation investment	1,089,572	929,897
Cash surrender value life insurance policies	680,429	551,398
	3,096,139	2,553,498
Other Assets
Deferred tax asset, net	1,218,773	838,773
Capitalized software, net	132,131	149,838
Other assets	15,808	13,728
	1,366,712	1,002,339

TOTAL ASSETS	$ 18,750,485	$ 18,894,547

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$ 1,109,400	$ 817,761
Accrued expenses	2,078,705	2,358,656
Commissions payable	3,246,898	3,488,415
Notes payable	1,527,969	1,130,922
Unearned revenues	113,486	101,931
Securities sold, not yet purchased, at fair value	-	5,693
	8,076,458	7,903,378
Long-Term Liabilities
Non-qualified deferred compensation plan	1,176,096	793,735
	1,176,096	793,735

Total liabilities	9,252,554	8,697,113

Commitments and contingencies (Note 15)

Stockholders' Equity:
Common stock, $.01 par value, 10,000,000 shares authorized;
6,618,259 issued and 6,614,374 outstanding at March 31, 2011
6,595,804 issued and 6,591,919 outstanding at March 31, 2010	66,183	65,958
Additional paid-in capital	12,279,380	12,095,862
Accumulated deficit	(2,874,214)	(1,964,084)
Less: Treasury stock, 3,885 shares at cost	(30,135)	(30,135)
Accumulated other comprehensive income	56,717	29,833
Total stockholders' equity	9,497,931	10,197,434

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 18,750,485	$ 18,894,547

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED
	March 31,
	2011	2010
Revenue:
Commissions	$ 68,111,786	$ 63,999,464
Advisory fees	14,977,601	12,796,618
Other fee income	802,752	1,013,718
Other revenue	1,361,826	1,378,137
Total revenue	85,253,965	79,187,937

Expenses:
Commissions and advisory fees	67,125,324	61,080,743
Compensation and benefits	8,471,493	8,007,675
Regulatory, legal and professional services	3,983,401	2,338,062
Brokerage, clearing and exchange fees	2,046,543	2,573,689
Technology and communications	1,219,738	1,121,918
Marketing and promotion	1,382,025	877,969
Occupancy and equipment	922,312	853,548
Other administrative	1,101,691	1,451,447
Interest	23,698	26,213
Total operating expenses	86,276,225	78,331,264

Operating income (loss)	(1,022,260)	856,673

(Benefit) provision for income taxes	(112,130)	535,135

Net income (loss)	$ (910,130)	$ 321,538

Basic and diluted net income (loss) per share	$ (0.14)	$ 0.05

Basic and dilute dividends per common share	$ -	$ -

Shares used in basic and diluted per share calculations	6,527,315	6,503,476

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted by eliminating items that we believe are not part of our core operations, are non-recurring items of revenue or expense, or do not involve a cash outlay, such as stock-related compensation.  We consider adjusted EBITDA important in monitoring and evaluating our financial performance on a consistent basis across various periods. We also use adjusted EBITDA as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions.

Adjusted EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended.  Adjusted EBITDA should be considered in addition to, rather than as a substitute for, important GAAP financial measures including pre-tax income, net income and cash flows from operating activities.  Items excluded from adjusted EBITDA are significant and necessary components to the operations of our business; therefore, adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Adjusted EBITDA may be reconciled with net income as follows:

	Years Ended March 31,
	2011	2010

Adjusted EBITDA:	$ (234,858)	$ 1,475,538

Adjustments to conform adjusted EBITDA to
GAAP Net income (loss):
Income tax benefit	112,130	(535,135)
Interest expense	(23,698)	(26,213)
Depreciation and amortization	(427,769)	(349,001)
Non-cash compensation	(183,743)	(243,651)
Non-recurring professional fees	(152,192)	-

Net income (loss)	$ (910,130)	$ 321,538